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                                                                 Exhibit 99.10.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-4 of our report dated April 24, 2015 relating to the financial statements and financial highlights of AUL American Unit Trust and of our report dated March 20, 2015 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers

Indianapolis, Indiana
April 24, 2015